UMPQUA HOLDINGS CORPORATION 4th Quarter 2015 Earnings Conference Call Presentation January 28, 2015

2 Forward-looking Statements and Notes This presentation and our related earnings release and call include forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In our quarterly materials we make forward-looking statements about the integration of the merger with Sterling Financial Corporation and systems conversions; timing and amount of merger-related synergies and merger-related expenses; credit discount accretion related to the merger; planned investments and initiatives; loan and deposit growth; mortgage production; credit quality; balance sheet mix; and use of capital. Specific risks that could cause results to differ from these forward looking statements are Umpqua’s ability to promptly and effectively integrate the businesses of Sterling and Umpqua and achieve the synergies and earnings accretion contemplated by the Sterling merger. Additional risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, changes in the discounted cash flow model used to determine the fair value of subordinated debentures; prolonged low interest rate environment; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; material reductions in revenue or material increases in expenses; lack of strategic growth opportunities or our failure to execute on those opportunities; our inability to effectively manage problem credits; certain loan assets becoming ineligible for loss sharing; unanticipated increases in the cost of deposits; the consequences of a phase-out of junior subordinated debentures from Tier 1 capital; the diversion of management time on issues related to merger integration; changes in laws or regulations; and changes in general economic conditions. Financial Statement Presentation: Please note that the financial statement presentation, and the surrounding narrative, contains certain prior period amounts which have been reclassified to conform with current year presentation.

2015 Highlights 3 > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.  Full-Year 2015 (compared to prior year):  Operating earnings1 of $253.8 million, or $1.15 per diluted share, up from $202.5 million, or $1.08 per diluted share • Revenue growth of 20%, driven primarily by higher net interest income from a larger balance sheet and improvement in asset mix, and an increase in mortgage banking revenue • Efficiency ratio (operating basis)1 improved to 61.90%, from 62.33% • Return on average assets (operating basis)1 of 1.11% and return on tangible common equity (operating basis)1 of 12.81%, both increased from prior year  Gross loan and lease growth of $1.5 billion, or 10%  Non-performing assets to total assets decreased to 0.29%, from 0.43%  Paid dividends of $0.62 per common share, repurchased 571,000 shares of stock, and grew tangible book value1 by 4%  Fourth Quarter 2015 (compared to prior quarter):  Operating earnings1 increased to $66.6 million, or $0.30 per diluted share, up from $62.1 million, or $0.28 per diluted share • Net interest income increased by $0.6 million, driven by strong loan growth • Provision for loan and lease losses decreased by $3.6 million, driven by improved credit performance and lower net charge-offs • Non-interest income increased by $8.0 million, driven by a lower loss related to the change in fair value of the MSR asset; • Non-interest expense (excluding merger-related expense) increased by $4.2 million, driven primarily by higher marketing, professional services, communications and depreciation expense  Gross loans and leases grew by $460.3 million, or 11% annualized, and deposits grew by $240.2 million, or 5% annualized  Estimated total risk-based capital ratio of 14.2% and estimated Tier 1 common to risk weighted assets ratio of 11.2%  Paid quarterly dividend of $0.16 per common share;  Repurchased 61,000 shares of common stock for $1.1 million

Improvement in Key Profitability Metrics 4 > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation. $0.94 $1.08 $1.15 $0.50 $0.70 $0.90 $1.10 $1.30 FY 2013 FY 2014 FY 2015 Operating Earnings Per Share (1) 0.92% 1.06% 1.11% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% FY 2013 FY 2014 FY 2015 Return on Average Assets (operating) (1) 10.60% 12.62% 12.81% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% FY 2013 FY 2014 FY 2015 Return on Average Tangible Common Equity (operating) (1)

Key Performance Ratios

		For the year ended		For the quarter ended				
		FY 2015	FY 2014	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014
Profitability (operating basis)[(1)]	Return on average assets	1.11%	1.06%	1.14%	1.07%	1.21%	1.01%	1.04%
	Return on average tangible assets	1.20%	1.15%	1.24%	1.17%	1.32%	1.10%	1.13%
	Return on average common equity	6.64%	6.45%	6.87%	6.45%	7.25%	6.03%	6.34%
	Return on average tangible common equity	12.81%	12.62%	13.14%	12.43%	14.05%	11.71%	12.56%
	Efficiency ratio - consolidated	61.90%	62.33%	62.11%	62.52%	59.76%	63.34%	64.23%
	Net interest margin - consolidated	4.44%	4.73%	4.37%	4.42%	4.48%	4.51%	4.69%
Credit Quality	Non-performing loans and leases to loans and leases	0.26%	0.39%	0.26%	0.25%	0.29%	0.33%	0.39%
	Non-performing assets to total assets	0.29%	0.43%	0.29%	0.28%	0.31%	0.36%	0.43%
	Net charge-offs to average loans and leases (annualized)	0.14%	0.15%	0.10%	0.13%	0.11%	0.23%	0.12%
Capital	Tangible common equity to tangible assets [(1)]	9.36%	9.32%	9.36%	9.37%	9.38%	9.28%	9.32%
	Basel III - Tier 1 common to risk-weighted asset ratio [(2)]	11.2%	NA	11.2%	11.5%	11.5%	11.1%	NA
	Basel III - Total risk-based capital ratio [(2)]	14.2%	NA	14.2%	14.5%	14.6%	14.6%	NA
	Basel I - Tier 1 common to risk-weighted asset ratio	NA	11.5%	NA	NA	NA	NA	11.5%
	Basel I - Total risk-based capital ratio	NA	15.2%	NA	NA	NA	NA	15.2%

> [(1)] Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

> [(2)] Capital ratio estimated for current quarter, pending completion and filing of regulatory reports.

5

UMPQUA BANK

Summary Income Statement

($ in millions except per share data)	Year ended		Quarter ended		
	FY 2015	FY 2014	4Q 2015	3Q 2015	4Q 2013
Net interest income before provision	$ 871.6	$ 773.8	$ 219.8	$ 219.2	$ 228.0
Provision for loan and lease losses	36.6	40.2	4.5	8.2	5.2
Net interest income	835.0	733.6	215.3	211.1	222.8
Non-interest income	275.7	181.2	69.3	61.4	50.3
Non-interest expense	762.8	684.1	185.1	183.2	190.9
Income before provision for income taxes	**348.0**	**230.7**	**99.6**	**89.2**	**82.2**
Provision for income taxes	124.9	83.0	36.0	31.6	29.6
Net income	**223.1**	**147.7**	**63.5**	**57.6**	**52.6**
Dividends and undistributed earnings allocated to participating securities	0.4	0.5	0.1	0.1	0.1
Net earnings available to common shareholders	**$ 222.7**	**$ 147.2**	**$ 63.4**	**$ 57.5**	**$ 52.4**
Adjustments					
Net loss on junior subordinated debentures carried at fair value, net of tax [1]	3.8	3.1	1.0	1.0	1.0
Merger related expenses, net of tax [1]	27.3	52.3	2.2	3.6	6.0
Operating earnings [2]	**$ 253.8**	**$ 202.5**	**$ 66.6**	**$ 62.1**	**$ 59.4**
Earnings per diluted share:					
Earnings available to common shareholders	$1.01	$0.78	$0.29	$ 0.26	$0.24
Operating earnings [2]	$1.15	$1.08	$0.30	$ 0.28	$0.27

- Note: tables may not foot due to rounding.
- [1] Income tax effect of pro forma operating earnings adjustments at 40% for tax-deductible items.
- [2] Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

6

UMPQUA B·A·N·K

Net Interest Income and Margin 7 $228.0 $215.1 $217.5 $219.2 $219.8 4.69% 4.51% 4.48% 4.42% 4.37% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% $100 $120 $140 $160 $180 $200 $220 $240 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Net interest income Net interest margin > Net interest income increased by $0.6 million from the prior quarter • Driven primarily by strong loan growth • Core net interest margin declined by 1 bps (in millions) Net interest margin, excluding interest income related to credit discount from Sterling deal and related to 310-30 covered loan PIFs 4.22% 4.14% 4.13% 4.09% 4.08%

Provision for Loan and Lease Losses 8 > Provision for loan and lease losses decreased by $3.6 million from the prior quarter • Driven by improved portfolio performance and lower net charge-offs $5.2 $12.6 $11.3 $8.2 $4.5 $0 $2 $4 $6 $8 $10 $12 $14 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Provision for loan and lease losses (in millions)

($2.5) ($2.7) ($2.8) $0.1 $1.2 $8.2 $10.3 $13.6 $9.3 $13.1 $5.7 $6.7 $8.7 $5.2 $1.7 $2.0 $2.3 $2.0 $2.2 $1.8 $16.5 $28.2 $40.0 $24.0 $32.4 $5.0 $4.8 $4.6 $5.0 $4.1 $15.5 $14.3 $14.8 $15.6 $15.0 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Service charges Brokerage fees Residential mortgage banking revenue, net BOLI income Gain on loan sales Other income Other misc. Non-interest Income 9 > Non-interest income increased by $8.0 million from the prior quarter • Driven primarily by increased mortgage banking revenue and increased income related to debt capital market activities • Partially offset by lower brokerage revenue and income from portfolio loans sales (in millions) $50.3 > (1) Includes net gain on investment securities, loss on junior subordinated debentures carried at fair value, and change in FDIC indemnification asset. (1) $63.9 $81.1 $61.4 $69.3

Mortgage Banking Revenue 10 $18.4 $31.5 $33.7 $26.9 $25.4 $6.3 $6.5 $6.8 $7.2 $7.5 $(8.2) $(9.7) $(0.4) $(10.1) $(0.5) Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Origination and sale Servicing Change in fair value of MSR asset > Total mortgage banking revenue increased by $8.4 million from the prior quarter • Driven primarily by a lower loss related to the change in fair value of the MSR asset • Servicing revenue continues to grow, up 4% from the prior quarter and 20% from the same period a year ago (in millions) $16.5 $28.2 $40.0 $24.0 $32.4

> For sale mortgage originations decreased by 6% from the prior quarter, and gain on sale margin remained flat at 3.19% bps 11 $320 $311 $447 $446 $352 $622 $862 $997 $844 $795 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Closed mortgage volume Portfolio For Sale (in millions) Mortgage Originations and Gain on Sale Margin $942 2.95% 3.65% 3.38% 3.19% 3.19% 0.02 0.025 0.03 0.035 0.04 0.045 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Gain on sale margin $1,173 $1,444 $1,290 $1,147

Non-interest Expense 12 > Non-interest expense (excluding merger-related expenses) increased by $4.2 million from the prior quarter • Driven primarily by higher marketing, professional service, communications and depreciation expenses. • Achieved $82 million, or 95%, of $87 million (annualized) cost synergy target, in December 2015. • Targeting operating efficiency ratio at 60% or below in 2016 > (1) For presentation purposes, non-interest expense excludes merger-related expenses of $10.2 million, $14.1 million, $21.8 million, $6.0 million and $3.7 million for Q4 2014, Q1 2015, Q2 2015, Q3 2015 and Q4 2015, respectively. >(2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation. > (in millions) $180.7 $178.9 $180.1 $177.2 $181.4 64.23% 63.34% 59.76% 62.52% 62.11% 55.0% 60.0% 65.0% 70.0% 75.0% $105.0 $115.0 $125.0 $135.0 $145.0 $155.0 $165.0 $175.0 $185.0 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Non-interest expense (1) Efficiency ratio (operating) (2)

Selected Balance Sheet 13 ($ in millions) Q4 2015 Q3 2015 Q4 2014 Total assets 23,387.7$ 23,162.3$ 22,609.9$ Interest bearing cash and temporary investments 496.1 673.8 1,322.7 Investment securities 2,536.7 2,496.7 2,313.8 Loans and leases, gross 16,848.2 16,387.9 15,327.7 Allowance for loan and lease losses (130.3) (130.1) (116.2) Goodwill and other intangibles, net 1,833.3 1,837.0 1,843.0 Deposits 17,707.2 17,467.0 16,892.1 Securities sold under agreements to repurchase 304.6 323.7 313.3 Term debt 888.8 889.4 1,006.4 Total shareholders' equity 3,849.8 3,835.6 3,777.6 Ratios: Loan to deposit ratio 95.1% 93.8% 90.7% Book value per common share 17.49$ 17.42$ 17.16$ Tangible book value per common share (1) 9.16$ 9.08$ 8.79$ Tangible common equity to tangible assets (1) 9.36% 9.37% 9.32% > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

Loan Growth 14 Loans and Leases (Gross) $6.4 $6.5 $7.2 $7.7 $15.3 $16.8 (in billions) 19% 16% 18% 2% 9% 6% 4% 17% 5% 3% Non-owner occupied term CRE Owner occupied term CRE Multifamily Commercial construction Residential development Commercial term Commercial lines of credit & other Leases & equipment finance Mortgage Home equity lines & loans Consumer & other As of Dec 31, 2015 > Gross loan and lease growth of $488.0 billion, or 12%, annualized, from the prior quarter • Loan growth was partially offset by quarterly portfolio residential mortgage loans loan sales of $27.7 million

30% 12% 37% 6% 15% Demand, non-interest bearing Demand, interest bearing Money market Savings Time Deposit Growth $9.4 $9.2 $9.4 $9.1 $16.9 $17.7 (in billions) Total Deposits As of Dec 31, 2015 > Total deposits increased by $240.2 million, or 5% annualized, from the prior quarter • Driven by growth in non-interest bearing demand and money market, partially offset by a decrease in time deposits > Cost of interest bearing deposits increased by 2 bps to 0.26% 15

Credit Quality 16 > All of the key credit quality ratios remained strong 0.76% 0.77% 0.80% 0.79% 0.77% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Allowance for loan and lease losses to loans and leases 0.43% 0.36% 0.31% 0.28% 0.29% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Non-performing assets to total assets 0.12% 0.23% 0.11% 0.13% 0.10% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Net charge-offs to average loans and leases (annualized) Ratio after grossing up for value of Sterling-related credit mark remaining at quarter end 2.0% 1.7% 1.8% 1.6% 1.5%

Prudent Capital Management 17 > All regulatory capital ratios remained in excess of well-capitalized and internal policy limits > Focused on prudently managing capital • Quarterly dividend of $0.16 per share, ~4.6% dividend yield • Repurchased 61,000 shares of common stock for $1.1 million • Total payout ratio of 55% of operating earnings Tangible Common Equity/Tangible Assets Tier 1 Leverage Tier 1 Common Risk Based Tier 1 Risk Based Total Risk Based Q4 2015 Capital Ratios (1) Common TRUP LLR 9.6% 11.2% 11.5% 14.2% 9.36% > (1) Regulatory capital ratios are estimates pending completion and filing of the Company’s regulatory reports. > Note: LLR = loan loss reserve, TRUP = trust preferred capital, Common = tangible common equity.

Appendix – Non-GAAP Reconciliation

Non-GAAP Reconciliation – Operating Earnings 19

Non-GAAP Reconciliation – Tangible Book Value 20

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